EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8, SEC file number 333-104931, as filed with the Securities and Exchange Commission on May 2, 2003, of our report dated February 9, 2004 included in Eline Entertainment Group, Inc.'s Form 10-KSB for the year ended October 31, 2003.


WEBB & COMPANY, P.A.


Boynton Beach, Florida,
February 9, 2004